UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): March 11, 2010
Interstate Hotels & Resorts, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-14331	52-2101815

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4501 North Fairfax Drive, Suite 500,
Arlington, Virginia	22203

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (703) 387-3100
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.
Results of Special Meeting of Stockholders
(a)	At 10:00 a.m. on March 11, 2010, Interstate Hotels & Resorts, Inc. (“Interstate” or the “Company”) held a special meeting of its stockholders at the Hilton Arlington, located at 950 North Stafford Street, Arlington, Virginia 22203 (the “Special Meeting”).

(b)	The issued and outstanding shares of stock of the Company entitled to vote at the Special Meeting consisted of 33,380,558 shares of common stock. The common stockholders of the Company voted on one matter at the Special Meeting, which was approved pursuant to the following final voting results from the Special Meeting:
(1)	Proposal to adopt the Agreement and Plan of Merger, dated as of December 18, 2009 (the “Merger Agreement”), by and among Hotel Acquisition Company, LLC, HAC Merger Sub, Inc., a wholly-owned subsidiary of Hotel Acquisition Company, LLC, HAC Merger Partnership, L.P., whose general partner is HAC Merger Sub, Inc., Interstate Operating Company, LP and the Company, and to approve the merger of the Company with HAC Merger Sub, Inc. and the other transactions contemplated by the Merger Agreement.

FOR	AGAINST	ABSTAIN

19,848,722	1,192,094	13,362
The proposal to approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there were insufficient votes at the time of the Special Meeting to adopt the Merger Agreement was not submitted for a vote.
ITEM 8.01 OTHER EVENTS.
     On March 11, 2010, Interstate issued a press release attached as Exhibit 99.1 hereto and incorporated into this Item 8.01 by reference.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
     (d) Exhibits

Exhibit No.	Exhibit
99.1	Press Release issued by Interstate Hotels & Resorts, Inc., dated March 11, 2010

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERSTATE HOTELS & RESORTS, INC.
By:	/s/ Christopher L. Bennett
Christopher L. Bennett
Executive Vice President, Secretary and General Counsel

Date: March 11, 2010

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Press Release issued by Interstate Hotels & Resorts, Inc., dated March 11, 2010